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                                                                   Exhibit 99.2

                        Certification of CFO Pursuant to
                            18 U.S.C. Section 1350,
                            As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


         In connection with the Annual Report of Kensington Bankshares, Inc. (the "Company") on Form 10-K for the year ending December 31, 2002 as filed with the Securities and Exchange Commission on March 31, 2003 (the "Report"),
William R. Bender, Jr., as Chief Financial Officer of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                        /s/  William R. Bender, Jr.
                                        ___________________________
                                             William R. Bender, Jr.
                                             Chief Financial Officer
                                             March 28, 2003